UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
      Date of Report (Date of Earliest Event Reported): September 16, 2005

                             CHINA BAK BATTERY, INC.
               (Exact Name of Registrant as Specified in Charter)

           NEVADA                       000-49712                88-0442833
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


           BAK Industrial Park                                      518119
   No. 1 BAK Street, Longgang District                            (Zip Code)
               Shenzhen
       Peoples Republic of China
(Address of Principal Executive Offices)

     Registrant's Telephone Number, Including Area Code: (86-755) 8977-0093
                                 NOT APPLICABLE.
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

     On September 16, 2005, China BAK Battery, Inc. (the "Company") closed its previously announced sale of approximately $43 million of its common stock to certain accredited investors pursuant to the securities purchase agreement dated September 14, 2005 among the Company and such investors. The Company sold approximately 7.9 million shares of common stock to the investors for $5.50 per share. The Company also entered into a registration rights agreement with the investors, which sets forth certain rights granted to the investors by the Company with respect to the registration of the resale by the investors of the shares of common stock purchased in the private placement. Copies of the forms of the securities purchase agreement and the registration rights agreement are attached to the Company's Current Report on Form 8-K filed September 15, 2005.

     The Company paid a cash fee of $2,606,955 and issued warrants with a term of three years to Roth Capital Partners, LLC, its placement agent in the private placement, to purchase 505,591 shares of common stock at an exercise price of $6.05 per share. The Company also agreed to pay a cash fee of $651,738.75 and issue warrants with a term of three years to Global Hunter Securities, LLC to purchase 126,398 shares of common stock at an exercise price of $6.05 per share.

     The shares of common stock and the warrants issued at closing were not registered under the Securities Act of 1933, as amended, pursuant to the private placement exemption under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The shares of common stock and warrants issued at closing may not be offered for sale absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

     The aggregate proceeds from the sale of the common stock of approximately $43 million, after payment of offering expenses, will be used to purchase equipment and for working capital.

     A copy of the press release  announcing  the closing is attached as Exhibit
99.1 to this report.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

EXHIBIT NO. DESCRIPTION
----------- -----------------------------------------------------------

    99.1    Press release dated September 19, 2005.





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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         CHINA BAK BATTERY, INC.


Date:  September 19, 2005                             By: /s/ Yongbin Han
                                                         -----------------------
                                                         Yongbin Han
                                                         Chief Financial Officer












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